December 15, 1997

            To the Trustees and Shareholders of
            Evergreen Global Leaders Fund

            In planning and performing our audit of the financial statements of Evergreen Global Leaders Fund (the "Fund") for the year ended
            October 31, 1997, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

            The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of control activities. Generally, control activities that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those control activities include the safeguarding of assets against unauthorized acquisition, use or disposition.

            Because of inherent limitations in any internal control, errors or irregularities may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

            Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of any specific internal control components does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including control activities for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 1997.

            This report is intended solely for the information and use of management and the trustees of the Fund and the Securities and Exchange Commission.





            Price Waterhouse LLP

            December 15, 1997

            To the Trustees and Shareholders of
            Evergreen Global Real Estate Equity Fund

            In planning and performing our audit of the financial statements of Evergreen Global Real Estate Equity Fund (the "Fund") for the year ended October 31, 1997, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

            The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of control activities. Generally, control activities that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those control activities include the safeguarding of assets against unauthorized acquisition, use or disposition.

            Because of inherent limitations in any internal control, errors or irregularities may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

            Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of any specific internal control components does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including control activities for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 1997.

            This report is intended solely for the information and use of management and the trustees of the Fund and the Securities and Exchange Commission.





            Price Waterhouse LLP